                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       --------


                                      FORM 8-KA
                                   AMENDMENT NO. 1

                                    CURRENT REPORT
                          PURSUANT TO SECTION 13 OR 15(D) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report:     September 30, 1997
                                         ----------------------


                           MERIDIAN INDUSTRIAL TRUST, INC.
--------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)



        Maryland                  1-14166                     94-3224765
--------------------------------------------------------------------------------
(State of Organization)      (Commission Number)         (IRS  Employer I.D. #)



455 Market Street, 17th Floor, San Francisco, California                 94105
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code     (415) 281-3900
                                                  ---------------------------


                                    Not Applicable
--------------------------------------------------------------------------------
            (Former name or former address, if changed since last report)



               This document contains ___ sequentially numbered pages.
                      The exhibit index is located on page ____.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On September 30, 1997 (the "CLOSING DATE"), Meridian Industrial Trust, Inc. (the "COMPANY") acquired a portfolio of eleven industrial buildings containing an aggregate of approximately 1,522,000 square feet of rentable space (the "PORTFOLIO PROPERTIES"). The Portfolio Properties are located in the metropolitan areas of San Jose, California (approximately 75,000 sq. ft.), Los Angeles, California (approximately 127,000 sq. ft.), La Mirada, California (approximately 71,000 sq. ft.), Hayward, California (approximately 203,000 sq. ft.), Brea, California (approximately 132,000 sq. ft.), Ontario, California (approximately 134,000 sq. ft.), Fontana, California (approximately 136,000 sq. ft.), Chicago, Illinois (approximately 456,000 sq. ft.), Tempe, Arizona (approximately 61,000 sq. ft.), and St. Louis, Missouri (approximately 127,000 sq. ft.)

    The Company purchased the Portfolio Properties from State Street Bank and Trust Company, as Trustee for Ameritech Pension Trust ("AMERITECH"). The aggregate contract purchase price for the Portfolio Properties was $61,282,179. The Company also acquired Ameritech's interest in a loan to Fremont Rancho, Ltd. in the original principal sum of $21,500,000 (the "RANCHO DOWNEY LOAN"), secured by property located in Rancho Downey, California, consisting of approximately 624,000 square feet of rentable space ("RANCHO DOWNEY PROPERTY"). The aggregate contract purchase price for the Rancho Downey Loan was $21,500,000. The Company also paid $122,213 for transfer and documentary stamp taxes and $29,418 for escrow, recording, and incidental closing fees.

    In determining the amount of consideration to be paid for the Portfolio Properties and the Rancho Downy Loan, the Company considered such factors as the historical and expected cash flow of the properties, nature of the tenancies and terms of the leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs, physical condition and location, building design, the anticipated impact of the acquisition on the Company's financial results, and capitalization rates at which it believes other comparable properties have recently sold. The Company's analysis focused primarily on the properties' expected future cash flow, their location (both in terms of market or sub-market and the specific location within a market or sub-market), and building design (features such as clear height, truck turning radii, and cross-docking capabilities).

    The consideration received by Ameritech in connection with the acquisition of the Portfolio Properties and the Rancho Downy Loan was paid in the form of 4,160,745 shares of the Company's common stock, par value $.001 per share (the "Common Stock"). Certain other costs associated with the acquisition were funded with proceeds of borrowings under its unsecured credit facility with a group of lending banks. Before the Closing Date, Ameritech held the Portfolio Properties for the production of income as rental property and held the Rancho Downey Loan for the production of income; the Company considers the Portfolio Properties and the Rancho Downey Loan suitable for and intends to continue those uses. Before the Closing Date, Ameritech's ownership of 1,623,376 shares of the Company's Series B Convertible Preferred Stock (approximately 6.5% of the Company's outstanding Common Stock assuming conversion of all of the Series B Preferred Stock) was the only material relationship that existed between Ameritech and the Company, any Company affiliate, any Company director or officer, or any associate of any such director or officer.

    In connection with the Company's agreement to acquire the Portfolio Properties and the Rancho Downey Loan, the Company also contracted with Ameritech to purchase a portfolio of eleven additional industrial buildings containing an aggregate of approximately 1,960,268 square feet of rentable space. Six of these properties are located in the Dallas, Texas metropolitan area, two of these properties are located in the metropolitan area of Rancho Cucamonga, California, two of these properties are located in the metropolitan area of Phoenix, Arizona, and one of these properties is located in the metropolitan area of Ontario, California. The contract price for these eleven properties is $61,766,666. The closing of this transaction is expected to occur on or before October 31, 1997.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION  AND EXHIBITS

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The following financial information is filed as part of this report:

          Report of Independent Public Accountants

          Combined Statements of Revenues and Certain Expenses for the Ameritech Transaction-Group A Properties for the Six Months Ended June 30,
          1997 (unaudited) and for the Years Ended December 31, 1996, 1995 and 1994 with accompanying notes

          Report of Independent Public Accountants

          Combined Statements of Revenues and Certain Expenses for the Ameritech Transaction-Group B Properties for the Six Months Ended June 30,
          1997 (unaudited) and for the Years Ended December 31, 1996 and 1995 with accompanying notes

          Report of Independent Public Accountants

          Combined Statements of Revenues and Certain Expenses for the Ameritech Transaction-Group C Properties for the Six Months Ended June 30,
          1997 (unaudited) and for the Year Ended December 31, 1996 with accompanying notes

     (b) PRO FORMA FINANCIAL INFORMATION. The following pro forma financial information is filed as part of this report:

          Pro Forma Financial Information (unaudited)

          Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1997 (unaudited) with accompanying notes and adjustments

          Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 1997 (unaudited)

          Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 1996 (unaudited)

          Notes to Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 1997 and Year Ended December 31, 1996 (unaudited)

          Historical As Adjusted Financial Information (unaudited)

          Historical As Adjusted Condensed Consolidated Balance Sheet as of June 30, 1997 (unaudited) with accompanying notes and adjustments

          Historical As Adjusted Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 1997 (unaudited) with accompanying notes and adjustments

          Historical As Adjusted Condensed Consolidated Statement of Operations for the Year Ended December 31, 1996 (unaudited) with accompanying notes and adjustments

     (c)  EXHIBITS.

          The following exhibits are attached to this report:

          10.1   Agreement of Purchase and Sale and Joint Escrow
          Instructions between State Street Bank and Trust Company as Trustee for Ameritech Pension Trust as seller and the Company as buyer dated May 29, 1997.



              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        By:  MERIDIAN INDUSTRIAL TRUST, INC.


Date:   November 12, 1997               By:
                                            ------------------------------
                                            Robert A. Dobbin
                                            Secretary

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Meridian Industrial Trust, Inc.:

    We have audited the accompanying combined statements of revenues and certain expenses for the Ameritech Transaction-Group A Properties as defined in
Note 1, for the years ended December 31, 1996, 1995, and 1994. These statements are the responsibility of the management of Meridian Industrial Trust, Inc. ("the Company"). Our responsibility is to express an opinion on these combined statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying combined statements of revenue and certain expenses were prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations, and are not intended to be a complete presentation of the revenues and expenses of the Ameritech Transaction-Group A Properties.

    In our opinion, the combined statements referred to above present fairly, in all material respects, the revenues and certain expenses of the Ameritech Transaction-Group A Properties for the years ended December 31, 1996, 1995, and 1994, in conformity with generally accepted accounting principles.

                             ARTHUR ANDERSEN LLP

San Francisco, California
June 30, 1997

                           MERIDIAN INDUSTRIAL TRUST, INC.
                 COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                   FOR THE AMERITECH TRANSACTION-GROUP A PROPERTIES
                  FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
              AND FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
                                (DOLLARS IN THOUSANDS)


                                                            SIX MONTHS     YEAR ENDED      YEAR ENDED     YEAR ENDED
                                                                ENDED      DECEMBER 31,   DECEMBER 31,  DECEMBER 31,
                                                            JUNE 30, 1997      1996           1995          1994
                                                            -------------      ----           ----          ----
                                                             (UNAUDITED)

Rental Revenues. . . . . . . . . . . . . . . . .             $  2,571       $  5,139       $  4,837       $  4,812
Certain Expenses:
    Real Estate Taxes. . . . . . . . . . . . . .                  223            436            421            444
    Property Operating and Maintenance . . . . .                  665          1,290          1,188          1,091
                                                             --------       --------       --------       --------
                                                                  888          1,726          1,609          1,535
                                                             --------       --------       --------       --------
Rental Revenues in Excess of Certain Expenses. .             $  1,683       $  3,413       $  3,228       $  3,277
                                                             --------       --------       --------       --------
                                                             --------       --------       --------       --------


           The accompanying notes are an integral part of these statements.

                           MERIDIAN INDUSTRIAL TRUST, INC.

          NOTES TO THE COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                   FOR THE AMERITECH TRANSACTION-GROUP A PROPERTIES

                  FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
              AND FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
                                (DOLLARS IN THOUSANDS)



1.  PROPERTIES ACQUIRED.

    The accompanying combined statements of revenues and certain expenses (see "Basis of Presentation" below) include the combined operations of one property and a participating mortgage loan receivable (collectively the "Group A Properties") which will be acquired by Meridian Industrial Trust, Inc. (the "Company") from The Ameritech Pension Trust ("Ameritech"). These financial statements reflect the combined operations of the Group A Properties for the six months ended June 30, 1997 (unaudited) and for the years ended December 31, 1996, 1995 and 1994. The Company and Ameritech entered into a purchase and sale agreement on May 29, 1997 that provides for an estimated closing date of August 1997.

PROPERTY     LOCATION        SQUARE               LEASE DESCRIPTION
 NAME        --------       FOOTAGE               -----------------
 ----                       -------

Barrington   Hayward, CA    203,515  The Barrington Business Park property
Business                             comprises one building currently leased to
Park                                 28 tenants under 6 triple net leases, 1
                                     gross lease and 21 modified gross leases.
                                     The leases expire on various dates from
                                     1997 to 2005. Based upon the current lease terms, annual base rent on the leases amounts to approximately $1,136.


Rancho       Downey, CA     623,658  The Rancho Downey property comprises 7
Downey                               buildings currently leased to 19 tenants
                                     under 5 triple net leases and 14 modified gross leases. The leases expire on various dates from 1998 to 2003. Based upon the current lease terms, annual base rent on the leases amounts to approximately $3,450.


2.   BASIS OF PRESENTATION.

     The accompanying combined statements of revenues and certain expenses are not representative of the actual operations of the Group A Properties for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed operations of the Group A Properties; however, the Company is not aware of any material factors relating to these Group A Properties that would cause the reported financial information not to be indicative of future operating results. Expenses included in property operating expenses include utilities, insurance, landscaping and maintenance and repairs. Excluded expenses consist primarily of interest expense, depreciation and amortization and other costs not directly related to the future operations of the Group A Properties.


3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

     (a) REVENUE RECOGNITION. All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases. No individual leases represent greater than 10% of revenue.

     (b) USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

4.   LEASING ACTIVITY.

     The minimum future rental revenue from leases in effect at June 30, 1997 is as follows:

       YEAR                                                           AMOUNT
       ----                                                           ------

       1997 (six months) . . . . . . . . . . . . . . . . . . . . .    $  2,031
       1998. . . . . . . . . . . . . . . . . . . . . . . . . . . .       3,578
       1999. . . . . . . . . . . . . . . . . . . . . . . . . . . .       2,914
       2000. . . . . . . . . . . . . . . . . . . . . . . . . . . .       2,503
       2001. . . . . . . . . . . . . . . . . . . . . . . . . . . .         601
       Thereafter. . . . . . . . . . . . . . . . . . . . . . . . .         374

     In addition to minimum rental payments, certain tenants pay reimbursements for their pro rata share of specified operating expense, which amounted to $252 for the six months ended June 30, 1997 (unaudited), and $485, $474 and $489 for the years ended December 31, 1996, 1995 and 1994, respectively.

5.   PARTICIPATING MORTGAGE LOAN RECEIVABLE.

     In accordance with generally accepted accounting principles, the underlying operations of the Rancho Downey property securing the participating mortgage loan receivable are included in the accompanying statements of revenues and certain expenses because the holder of the mortgage loan receives substantially all of the economics of the underlying property and, as such, the mortgage loan is treated as if it were an equity interest in the property for financial reporting purposes.

     The participating mortgage loan receivablebears a fixed interest rate of
10.5 percent, requires interest only payments at 8.5 percent and matures in December, 2005. In addition, the holder of the mortgage loan is entitled to receive preferences of 65.0 percent of adjusted gross receipts, adjusted net refinancing proceeds and any realized property appreciation upon disposition of the property securing the mortgage loan.

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Meridian Industrial Trust, Inc.:

     We have audited the accompanying combined statements of revenues and certain expenses for the Ameritech Transaction-Group B Properties as defined in
Note 1, for the years ended December 31, 1996 and 1995. These statements are the responsibility of the management of Meridian Industrial Trust, Inc. ("the Company"). Our responsibility is to express an opinion on these combined statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying combined statements of revenue and certain expenses were prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations, and are not intended to be a complete presentation of the revenues and expenses of the Ameritech Transaction-Group B Properties.

     In our opinion, the combined statements referred to above present fairly, in all material respects, the revenues and certain expenses of the Ameritech Transaction-Group B Properties for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.

                                   ARTHUR ANDERSEN LLP

San Francisco, California
June 30, 1997

                           MERIDIAN INDUSTRIAL TRUST, INC.
                 COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                   FOR THE AMERITECH TRANSACTION-GROUP B PROPERTIES
                  FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
                 AND FOR THE YEARS ENDED DECEMBER 31, 1996, AND 1995
                                (DOLLARS IN THOUSANDS)


                                                                    YEAR ENDED       YEAR ENDED
                                                     SIX MONTHS     DECEMBER 31,    DECEMBER 31,
                                                         ENDED     ------------      ------------
                                                     JUNE 30, 1997     1996              1995
                                                     -------------     ----              ----
                                                      (UNAUDITED)

Rental Revenues. . . . . . . . . . . . . . . . . .       $  3,435       $  6,933       $  5,680
Certain Expenses:
   Real Estate Taxes . . . . . . . . . . . . . . .            367            791            590
   Property Operating and Maintenance. . . . . . .            258            493            345
                                                         --------       --------       --------
                                                              625          1,284            935
                                                         --------       --------       --------
Rental Revenues in Excess of Certain Expenses. . .       $  2,810       $  5,649       $  4,745
                                                         --------       --------       --------
                                                         --------       --------       --------



           The accompanying notes are an integral part of these statements.

                           MERIDIAN INDUSTRIAL TRUST, INC.

          NOTES TO THE COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                   FOR THE AMERITECH TRANSACTION-GROUP B PROPERTIES
                  FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
                  AND FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                                (DOLLARS IN THOUSANDS)

1.  PROPERTIES ACQUIRED.

    The combined statements of revenues and certain expenses (see "Basis of Presentation" below) include the combined operations of 12 properties (collectively the "Group B Properties") which will be acquired by Meridian Industrial Trust, Inc. (the "Company") from The Ameritech Pension Trust ("Ameritech"). These financial statements reflect the combined operations of the Group B Properties for the six months ended June 30, 1997 (unaudited) and for the years ended December 31, 1996 and 1995. Historical information relating to the Group B properties prior to 1995 was not available to the Company or Ameritech. The Company and Ameritech entered into a purchase and sale agreement on May 29, 1997 that provides for an estimated closing date of August 1997.


                                       DATE ACQUIRED BY   SQUARE
PROPERTY NAME         LOCATION         AMERITECH          FOOTAGE         LEASE DESCRIPTION
-------------         --------         ---------          -------         -----------------

Abitibi Price       Arlington, TX      October 1994        227,120    The Abitibi Price property comprises one building currently leased to one tenant under a triple net lease. The lease
                                                                      commenced in 1975 and expires in 2000. Based upon the current lease terms, annual base rent on the lease amounts to
                                                                      approximately $343.
Phantom Drive       St. Louis, MO      January 1996         126,642    The Phantom Drive property comprises one building currently leased to one tenant under a modified gross lease. The lease commenced in 1994 and expires in 2000. Based upon the current lease terms, annual base rent on the lease amounts to
                                                                      approximately $500.
Fisher Price        Ontario, CA        December 1994       275,169    The Fisher Price property comprises one building currently leased to one tenant under a triple net lease. The lease
                                                                      commenced in 1994 and expires in 1999. Based upon the current lease terms, annual base rent on the lease amounts to
                                                                      approximately $925.

Burnham Services    Rancho             December 1994       177,744    The Burnham Services property comprises one building currently
                    Cucamonga, CA                                     leased to one tenant under a triple net lease. The lease
                                                                      commenced in 1993 and expires in 1998. Based upon the current lease terms, annual base rent on the lease amounts to
                                                                      approximately $530.



                                       DATE ACQUIRED BY   SQUARE
PROPERTY NAME         LOCATION         AMERITECH          FOOTAGE         LEASE DESCRIPTION
-------------         --------         ---------          -------         -----------------

Airborne            Plano, TX          January 1995        144,000    The Airborne property comprises one building currently leased to four tenants under four triple net leases. The leases have various commencement dates. The leases expire on various dates from 1999 to 2001. Based upon the current lease terms, annual base rent on the leases amounts to approximately $459.

Prime Paper         Rancho             January 1995        125,952    The Prime Paper property comprises one building currently
                    Cucamonga, CA                                     leased to one tenant under a triple net lease. The lease
                                                                      commenced in 1993 and expires in 2016. Based upon the current lease terms, annual base rent on the lease amounts to
                                                                      approximately $302.

Skyway Freight      Carrollton, TX     January 1995        155,496    The Skyway Freight property comprises one building currently leased to one tenant under a triple net lease. The lease
                                                                      commenced in 1995 and expires in 2000. Based upon the current lease terms, annual base rent on the lease amounts to
                                                                      approximately $466.

Sports Supply       Farmers            March 1995          180,841    The Sports Supply property comprises one building currently
                    Branch, TX                                        leased to one tenant under a triple net lease. The lease
                                                                      commenced in 1995 and expires in 2005. Based upon the current lease terms, annual base rent on the lease amounts to
                                                                      approximately $547.

Southwire           Dallas, TX         March 1995          159,600    The Southwire property comprises one building currently leased to three tenants under three triple net leases. The leases have various commencement dates. The leases expire on various dates from 1998 to 2001. Based upon the current lease terms, annual base rent on the leases amounts to approximately $454.

Northern Auto       Phoenix, AZ        June 1995           273,520    The Northern Auto property comprises one building currently leased to one tenant under a triple net lease. The lease
                                                                      commenced in 1995 and expires in 2010. Based upon the current lease terms, annual base rent on the lease amounts to
                                                                      approximately $755.



                                     DATE ACQUIRED BY     SQUARE
PROPERTY NAME         LOCATION       AMERITECH            FOOTAGE         LEASE DESCRIPTION
-------------         --------       ---------            -------         -----------------

Climatic            Carrollton, TX   September 1995        83,200     The Climatic property comprises one building currently leased to two tenants under two triple net leases. The leases have various commencement dates. The leases expire on various dates from 2000 to 2005. Based upon the current lease terms, annual base rent on the leases amounts to approximately $295.

General Motors      Brea, CA         December 1994         132,000    The General Motors property comprises one building currently leased to one tenant under a gross lease. The lease commenced in 1994 and expires in 1997. Based upon the current lease
                                                                      terms, annual base rent on the lease amounts to approximately
                                                                      $497.

2.  BASIS OF PRESENTATION.

    The accompanying combined statements of revenues and certain expenses are not representative of the actual operations of the Group B Properties for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed operations of the Group B Properties; however, the Company is not aware of any material factors relating to these Group B Properties that would cause the reported financial information not to be indicative of future operating results. Expenses included in property operating expenses include utilities, insurance, landscaping and maintenance and repairs. Excluded expenses consist primarily of interest expense, depreciation and amortization and other costs not directly related to the future operations of the Group B Properties.

    The statements of revenues and certain expenses reflect the operations of such properties for periods after their acquisition by Ameritech. For build-to-suits, the accompanying combined statements of revenues and certain expenses reflect the activity from date of operations through the year end. During 1995, seven of the Group B build-to-suit properties commenced operations.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.



    (a) REVENUE RECOGNITION. All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases. No individual leases represent greater than 10% of revenue.

    (b) USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

4.  LEASING ACTIVITY.

    The minimum future rental revenue from leases in effect at June 30, 1997 is as follows:

YEAR                                                                AMOUNT
----                                                                ------

1997 (six months). . . . . . . . . . . . . . . . . . . . . . . . .  $  4,052
1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5,147
1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4,204
2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2,457
2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,599
Thereafter . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10,183

     In addition to minimum rental payments, certain tenants pay reimbursements for their pro rata share of specified operating expense, which amounted to $419 for the six months ended June 30, 1997 (unaudited), and $765 and $513 for the years ended December 31, 1996 and 1995, respectively.

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Meridian Industrial Trust, Inc.:

     We have audited the accompanying combined statement of revenues and certain expenses for the Ameritech Transaction-Group C Properties as defined in Note 1, for the year ended December 31, 1996. This statement is the responsibility of the management of Meridian Industrial Trust, Inc. ("the Company"). Our responsibility is to express an opinion on this combined statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations, and is not intended to be a complete presentation of the revenues and expenses of the Ameritech Transaction-Group C Properties.

     In our opinion, the combined statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Ameritech Transaction-Group C Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                              ARTHUR ANDERSEN LLP

San Francisco, California
June 30, 1997

                           MERIDIAN INDUSTRIAL TRUST, INC.

                 COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                   FOR THE AMERITECH TRANSACTION-GROUP C PROPERTIES

                  FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
                       AND FOR THE YEAR ENDED DECEMBER 31, 1996
                                (DOLLARS IN THOUSANDS)

                                              SIX MONTHS ENDED    YEAR ENDED
                                                JUNE 30, 1997  DECEMBER 31, 1996
                                                -------------  -----------------

Rental Expenses. . . . . . . . . . . . . . . .    $  2,675          $  3,771
Certain Expenses:
   Real Estate Taxes . . . . . . . . . . . . .         379               489
   Property Operating and Maintenance. . . . .         288               246
                                                  --------          --------
                                                       667               735
                                                  --------          --------
Rental Revenues in Excess of Certain Expenses.    $  2,008          $  3,036
                                                  --------          --------
                                                  --------         --------


           The accompanying notes are an integral part of these statements.

                           MERIDIAN INDUSTRIAL TRUST, INC.

          NOTES TO THE COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                   FOR THE AMERITECH TRANSACTION-GROUP C PROPERTIES
                  FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
                       AND FOR THE YEAR ENDED DECEMBER 31, 1996
                                (DOLLARS IN THOUSANDS)

1.   PROPERTIES ACQUIRED.

     The combined statements of revenues and certain expenses (see "Basis of Presentation" below) include the combined operations of nine properties (collectively the "Group C Properties") which will be acquired by Meridian Industrial Trust, Inc. (the "Company") from The Ameritech Pension Trust ("Ameritech"). These financial statements reflect the combined operations of the Group C Properties for the six months ended June 30, 1997 and for the year ended December 31, 1996. Historical information relating to the Group C Properties prior to 1996 was not available to the Company or Ameritech. The Company and Ameritech entered into a purchase and sale agreement on May 29, 1997 that provides for an estimated closing date of August 1997.


                                            DATE
                                          ACQUIRED
                                             BY             SQUARE
PROPERTY NAME         LOCATION           AMERITECH          FOOTAGE       LEASE DESCRIPTION
-------------         --------           ---------          -------       -----------------

Vans Distribution   City of               February 1996    126,720    The Vans Distribution property comprises one building
                    Industry, CA                                      currently leased to one tenant under a triple net lease. The lease commenced in 1995 and expires in 2000. Based upon the current lease terms, annual base rent on the lease amounts to approximately $380.

Tech Plastics       Tempe, AZ             May 1996          60,633    The Tech Plastics property comprises one building currently leased to a tenant under one triple net lease. The lease
                                                                      commenced in 1996 and expires in 2001. Based upon the current lease terms, annual base rent on the lease amounts to
                                                                      approximately $218.

RK Distribution     Ontario, CA           April 1996       133,775    The RK Distribution property comprises one building currently leased to one tenant under a gross lease. The lease commenced in 1994 and expires in 2005. Based upon the current lease
                                                                      terms, annual base rent on the lease amounts to approximately
                                                                      $482.

Dircks Building     Phoenix, AZ           December 1995    157,626    The Dircks Building property comprises one building currently leased to two tenants under two triple net leases. The leases have various commencement dates. The leases expire on various dates from 2005 to 2006. Based upon the current lease terms, annual base rent on the leases amounts to approximately $628.



                                            DATE
                                          ACQUIRED
                                             BY             SQUARE
PROPERTY NAME         LOCATION           AMERITECH          FOOTAGE       LEASE DESCRIPTION
-------------         --------           ---------          -------       -----------------

IDI Building        Glendale              December 1995    135,526    The IDI Building property comprises one building currently
                    Heights, IL                                       leased to two tenants under two triple net leases. The leases have various commencement dates. The leases expire in 1999.
                                                                      Based on the current lease terms, annual base rent on the
                                                                      leases amounts to approximately $574.

Timber Court        Bolingbrook, IL       December 1995    320,722    The Timber Court property comprises one building currently leased to four tenants under four triple net leases. The
                                                                      leases have various commencement dates. The leases expire on various dates from 1999 to 2004. Based upon the current lease terms, annual base rent on the leases amounts to approximately
                                                                      $1,267.


          In addition, the accompanying combined statement of revenue and certain expenses for the year ended December 31, 1996 excludes three properties to be acquired as a part of the Ameritech Transaction-Group C Properties for which such information was not available to the Company or Ameritech. Refer to the property and leasing descriptions of the First Street, Tab/Brockway and TYC Industries properties as follows:


                                            DATE
                                          ACQUIRED
                                             BY             SQUARE
PROPERTY NAME         LOCATION           AMERITECH          FOOTAGE       LEASE DESCRIPTION
-------------         --------           ---------          -------       -----------------

First Street        San Jose, CA          December 1996     74,621    The First Street property comprises one building currently leased to three tenants under three triple net leases. The leases have various commencement dates. The leases expire on various dates from 1999 to 2005. Based upon the current lease terms, annual base rent on the leases amounts to approximately
                                                                      $587.

Tab/Brockway        Fontana, CA           March 1997       136,260    The Tab/Brockway property comprises one building currently leased to two tenants under one triple net lease and one gross lease. The leases have various commencement dates. The leases expire in 2005. Based on the current lease terms, annual base rent on the leases amounts to approximately $550.



                                            DATE
                                          ACQUIRED
                                             BY             SQUARE
PROPERTY NAME         LOCATION           AMERITECH          FOOTAGE       LEASE DESCRIPTION
-------------         --------           ---------          -------       -----------------

TYC Industries      La Mirada, CA         February 1997     70,756    The TYC Industries property comprises one building currently leased to one tenant under a triple net lease. The lease
                                                                      commenced in 1994 and expires in 1999. Based upon the current lease terms, annual base rent on the lease amounts to
                                                                      approximately $297.



2.   BASIS OF PRESENTATION.

     The accompanying combined statements of revenues and certain expenses are not representative of the actual operations of the Group C Properties for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed operations of the Group C Properties; however, the Company is not aware of any material factors relating to these Group C Properties that would cause the reported financial information not to be indicative of future operating results. Expenses included in property operating expenses include utilities, insurance, landscaping and maintenance and repairs. Excluded expenses consist primarily of interest expense, depreciation and amortization and other costs not directly related to the future operations of the Group C Properties.

     Ameritech acquired four of the Group C Properties during 1996 and two of the Group C Properties during 1997. The statements of revenues and certain expenses reflect the operations of such properties for periods after their acquisition by Ameritech.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.



     (a) REVENUE RECOGNITION. All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases. No individual leases represent greater than 10% of revenue.

     (b) USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

4.   LEASING ACTIVITY.

     The minimum future rental revenue from leases in effect at June 30, 1997 is as follows:

     YEAR                                                              AMOUNT
     ----                                                              ------

     1997 (six months) . . . . . . . . . . . . . . . . . . . . . . . . $  2,285
     1998. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3,474
     1999. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,952
     2000. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,892
     2001. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,628
     Thereafter. . . . . . . . . . . . . . . . . . . . . . . . . . . .    5,101

     In addition to minimum rental payments, certain tenants pay reimbursements for their pro rata share of specified operating expense, which amounted to $446 for the six months ended June 30, 1997 (unaudited), and $1,364 for the year ended December 31, 1996.

                           MERIDIAN INDUSTRIAL TRUST, INC.
                           PRO FORMA FINANCIAL INFORMATION
                 (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

BACKGROUND

    The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 1997 has been prepared to reflect (i) the acquisition of forty-four industrial buildings from the Prudential Insurance Company of America ("Prudential") and two of its affiliates (the "Prudential Property Transaction") after the conveyance of thirteen properties as described below, (ii) the sale of Company common stock to Prudential and three accounts managed by Prudential (the "Prudential Stock Transaction"), (iii) the acquisition of twenty-two industrial buildings and a participating mortgage loan secured by seven industrial buildings from State Street Bank and Trust Company, as Trustee for Ameritech Pension Trust (the "Ameritech Transaction"), and (iv) the direct conveyance of eight industrial properties located in the metropolitan area of New Orleans, Louisiana and five industrial properties located in the metropolitan area of Jacksonville, Florida (collectively the "EastGroup Properties") to EastGroup Properties, L.P. ("EastGroup") (the "Property Conveyances Transaction") as if such transactions had occurred on June 30, 1997. The accompanying unaudited pro forma condensed consolidated statements of operations have been prepared to reflect (i) the Prudential Property Transaction, (ii) the Prudential Stock Transaction, (iii) the Ameritech Transaction, (iv) the Property Conveyances Transaction, and (v) the amendment of the Company's Unsecured Credit Facility (the "Unsecured Credit Facility") as if such transactions had occurred on January 1, 1996.

    These unaudited pro forma condensed consolidated statements should be read in connection with the respective historical as adjusted financial information and historical financial statements and notes thereto included elsewhere in this report or incorporated by reference herein. In the opinion of management, the pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the (i) the Prudential Property Transaction, (ii) the Prudential Stock Transaction, (iii) the Ameritech Transaction, (iv) the Property Conveyances Transaction, and (v) the amendment of the Unsecured Credit Facility.

    The pro forma condensed consolidated information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods.

ACCOUNTING TREATMENT

    In accordance with generally accepted accounting principles, the Company will account for the Prudential Property Transaction and the Ameritech Transaction acquisitions by the purchase method.

                           MERIDIAN INDUSTRIAL TRUST, INC.
                   PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 AS OF JUNE 30, 1997
                              (UNAUDITED, IN THOUSANDS)

                                                                                    Property
                                       Historical as  Prudential     Ameritech      Conveyances
                                       Adjusted (1)   Portfolio (2)  Portfolio (3)      (4)       Pro forma
                                       -------------  -------------  -------------  -----------   -----------
ASSETS
Investments in real estate, net        $  472,220     $  193,308     $  147,815     $  (49,710)   $  754,912
Cash and cash equivalents                   2,095              -              -              -         2,095
Restricted cash                             1,998         13,721              -              -        15,719
Mortgage Note Receivable                        -              -              -         45,000        45,000
Other Assets                               12,773              -              -              -        12,773
                                       ----------     ----------     ----------     ----------     ----------
                                       $  489,086     $  198,308     $  147,815     $   (4,710)    $ 830,499
                                       ----------     ----------     ----------     ----------     ----------
                                       ----------     ----------     ----------     ----------     ----------
LIABILITIES
Mortgage loans                          $  82,508     $        -     $        -     $        -     $  82,508
Unsecured credit facility                 111,920         56,200              -         (4,710)      163,410
Other liabilities                          12,964          2,108          2,295              -        17,367
                                       ----------     ----------     ----------     ----------     ----------
        Total Liabilities                 207,392         58,308          2,295         (4,710)      263,285
                                       ----------     ----------     ----------     ----------     ----------

MINORITY INTEREST                           1,130              -              -              -         1,130
                                       ----------     ----------     ----------     ----------     ----------

STOCKHOLDERS'  EQUITY
Common stock and preferred stock               18              7              7              -            32
Additional paid-in capital                282,353        139,993        145,513              -       567,859
Distributions in excess of income          (1,807)             -              -              -        (1,807)
                                       ----------     ----------     ----------     ----------     ----------
    Total Stockholders' Equity            280,564        140,000        145,520              -       566,084
                                       ----------     ----------     ----------     ----------     ----------
                                       $  489,086     $  198,308     $  147,815     $   (4,710)    $ 830,499
                                       ----------     ----------     ----------     ----------     ----------
                                       ----------     ----------     ----------     ----------     ----------

                           MERIDIAN INDUSTRIAL TRUST, INC.

                                  NOTES TO PRO FORMA
                         CONDENSED CONSOLIDATED BALANCE SHEET

                                 AS OF JUNE 30, 1997
                (unaudited, dollars in thousands, except share data)

1. Reflects the historical as adjusted condensed consolidated balance sheet of the Company as of June 30, 1997. See the historical as adjusted condensed consolidated balance sheet included elsewhere in this report.

2. Reflects the Prudential Property Transaction comprising seven separate agreements for the purchase of 29 properties comprising 57 warehouse/industrial buildings and five unimproved parcels comprising 179 acres of land under development for a total purchase price $196,200 that, together with estimated acquisition costs of $2,108, results in total capitalized costs of $198,308. The contract price for the five unimproved parcels of land under development total $13,721 and the Company's obligation to purchase these land parcels was be established following determination of the amount of developable land in, and any restrictions limiting development of, each of those parcels. The estimated acquisition costs include the Company's reimbursement to Prudential for certain costs incurred by Prudential estimated at $422. The Prudential Property Transaction purchase price was financed by the issuance of 7,096,513 shares of the Company's Common Stock valued at $140,000, borrowings on its Unsecured Credit Facility of approximately $56,200 and accrued costs of $2,108. The number of shares of Common Stock to be issued by the Company was calculated on the basis of 96% of the average closing price of the Company's Common Stock for the five business days prior to the date on which the Company and Prudential entered into a letter of intent regarding the Prudential Stock Transaction, resulting in a value per share of $19.728.

3. Reflects the Ameritech Transaction comprising the purchase of 22 warehouse/ industrial properties and a participating mortgage secured by a seven-building warehouse industrial project for a total purchase price of $145,520 that, together with estimated acquisition costs of $2,295 results in total capitalized costs of $147,815. The Ameritech Transaction purchase price was financed by the issuance of 7,314,026 shares of the Company's Common Stock valued at $145,520 and accrued costs of $2,295. The number of shares of Common Stock to be issued by the Company was determined by valuing such shares at 96% of the average of the closing prices of the Company's Common Stock for the 10 business days prior to May 13, 1997 (the date that the Company and Ameritech entered into a letter of intent regarding the Ameritech Transaction), resulting in a value per share of $19.896.

4. Concurrent with the closing of the Prudential Property Transaction, eight industrial properties located in the metropolitan area of New Orleans, Louisiana and five industrial properties located in the metropolitan area of Jacksonville, Florida were directly conveyed in a simultaneous sale by the Company to EastGroup for a total sales price of $49,710. EastGroup's consideration for the EastGroup Properties was cash of $4,710 (applied to paydown the Unsecured Credit Facility) and a mortgage note in favor of the Company in the amount of $45,000. The mortage note receivable is secured by the EastGroup Properties, requires monthly, interest-only payments computed on the basis of an annual interest rate of 9.25%, and matures on December 31, 1997. The EastGroup Properties were conveyed at the Company's cost of such properties resulting in no gain or loss upon sale.

                           MERIDIAN INDUSTRIAL TRUST, INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE SIX MONTHS ENDED JUNE 30, 1997
                    (UNAUDITED, IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                   Property           Unsecured
                                    Historical As  Prudential     Ameritech       Conveyances      Credit Facility
                                    Adjusted (1)  Portfolio (2)  Portfolio (3)        (4)           Amendment (5)   Pro Forma
                                    -----------   ------------   ------------     ------------      -------------   -----------
 REVENUES
 Rental revenues                     $   30,974     $   10,732     $    6,358       $   (2,786)        $        -    $   45,278
 Equity in Earnings of
   Unconsolidated Joint Venture               -              -          1,353                -                  -         1,353
 Interest and other income                  241              -              -            2,081                  -         2,322
                                     ----------     ----------     ----------       ----------         ----------    ----------
    Total Revenue                        31,215         10,732          7,711             (705)                 -        48,953
                                     ----------     ----------     ----------       ----------         ----------    ----------
 OPERATING EXPENSES
 Property operating costs                 2,464          1,206            546             (269)                 -         3,947
 Real estate taxes                        3,977          1,254            746             (287)                 -         5,690
 Interest expense                         6,491          1,401              -             (159)                55         7,788
 General and administrative               2,501            257            194                -                  -         2,952
 Depreciation and amortization            5,433          2,104          1,443             (568)                 -         8,412
                                     ----------     ----------     ----------       ----------         ----------    ----------
         Total operating expenses        20,866          6,222          2,929           (1,283)                55        28,789
                                     ----------     ----------     ----------       ----------         ----------    ----------
 Income before loss on sale of
   properties                            10,349          4,510          4,782              578                (55)       20,164
 Loss on sale of properties                (448)             -              -                -                  -          (448)
                                     ----------     ----------     ----------       ----------         ----------    ----------
 Income before Extraordinary Item         9,901          4,510          4,782              578                (55)       19,716
 Series B preferred dividends            (1,409)             -              -                -                  -        (1,409)
                                     ----------     ----------     ----------       ----------         ----------    ----------
 Income before extraordinary items
   allocable to common               $    8,492     $    4,510     $    4,782       $      578         $      (55)   $   18,307
                                     ----------     ----------     ----------       ----------         ----------    ----------
                                     ----------     ----------     ----------       ----------         ----------    ----------
 Net income before extraordinary
 items per common share              $     0.53     $     0.64     $     0.65       $        -         $        -      $  0.60
                                     ----------     ----------     ----------       ----------         ----------    ----------
                                     ----------     ----------     ----------       ----------         ----------    ----------
 Weighted average common
   shares outstanding (6)            16,020,535      7,096,513      7,314,026                -                  -    30,431,074
                                     ----------     ----------     ----------       ----------         ----------    ----------
                                     ----------     ----------     ----------       ----------         ----------    ----------

                           MERIDIAN INDUSTRIAL TRUST, INC.
               PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         FOR THE YEAR ENDED DECEMBER 31, 1996
                     (UNAUDITED, IN THOUSANDS, EXCEPT SHARE DATA)

                                                                      Property       Unsecured
                                       Historical As  Prudential     Ameritech      Conveyances   Credit Facility
                                       Adjusted (1)   Portfolio (2) Portfolio (3)       (4)        Amendment (5)   Pro Forma
                                       -------------  ------------- -------------  -------------   -------------  -------------
REVENUES
Rental revenues                        $   56,858     $   21,941     $   12,447     $   (5,919)    $        -     $   85,327
Equity in Earnings of
 Unconsolidated Joint Venture                   -              -          1,835              -              -          1,835
Interest and other income                     738              -              -          4,162              -          4,900
                                       ----------     ----------     ----------     ----------     ----------     ----------
   Total Revenue                           57,596         21,941         14,282         (1,757)             -         92,062
                                       ----------     ----------     ----------     ----------     ----------     ----------

OPERATING EXPENSES
Property operating costs                    5,415          2,740          1,045           (661)             -          8,539
Real estate taxes                           7,164          2,493          1,409           (587)             -         10,479
Interest expense                           14,044          2,736              -           (311)           111         16,580
General and administrative                  4,983            514            388              -                         5,885
Depreciation and amortization               9,615          4,208          2,888          1,136)             -         15,575
                                       ----------     ----------     ----------     ----------     ----------     ----------
   Total operating expenses                41,221         12,691          5,730         (2,695)           111         57,058
                                       ----------     ----------     ----------     ----------     ----------     ----------

Income before gain on sale of
 properties and extraordinary items        16,375          9,250          8,552            938           (111)        35,004
Gain on sale of properties                  3,313              -              -              -              -          3,313
                                       ----------     ----------     ----------     ----------     ----------     ----------
Income before extraordinary items          19,688          9,250          8,552            938           (111)        38,317
Series B preferred dividends               (2,818)             -              -              -              -         (2,818)
                                       ----------     ----------     ----------     ----------     ----------     ----------

Income before extraordinary items
 allocable to common                   $   16,870     $    9,250     $    8,552     $      938     $     (111)    $   35,499
                                       ----------     ----------     ----------     ----------     ----------     ----------
                                       ----------     ----------     ----------     ----------     ----------     ----------

Net income per common share            $     1.06     $     1.30     $     1.17     $        -     $        -     $     1.17
                                       ----------     ----------     ----------     ----------     ----------     ----------
                                       ----------     ----------     ----------     ----------     ----------     ----------

Weighted average common
 shares outstanding (6)                15,882,452      7,096,513      7,314,026              -              -     30,292,991
                                       ----------     ----------     ----------     ----------     ----------     ----------
                                       ----------     ----------     ----------     ----------     ----------     ----------

                           MERIDIAN INDUSTRIAL TRUST, INC.

                                  NOTES TO PRO FORMA
                    CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE SIX MONTHS ENDED JUNE 30, 1997
                         AND THE YEAR ENDED DECEMBER 31, 1996
                 (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

1. Reflects the historical as adjusted operations of the Company. See the historical as adjusted condensed consolidated statements of operations included elsewhere in this report.

2. Reflects the incremental revenues and expenses resulting from the Prudential Property Transaction comprising seven separate agreements for the purchase of 29 properties comprising 57 warehouse/industrial buildings and 179 acres of land for a total purchase price $196,200 that, together with estimated acquisition costs of $2,108, results in total capitalized costs of $198,308. The Prudential Property Transaction purchase price was be financed by the issuance of 7,096,513 shares of the Company's Common Stock valued at $140,000, borrowings on its Unsecured Credit Facility of $56,200 and accrued costs of $2,108. The incremental revenues and expenses reflect the historical operations attributable to the properties acquired in connection with the Prudential Property Transaction for the six months ended June 30, 1997 and year ended December 31, 1996. Such historical results have been adjusted to reflect straight-line rents, interest expense and depreciation and amortization as if such transactions had occurred on January 1, 1996. Of the $198,308 purchase price related to the Prudential Property Transaction, approximately $147,286 is the depreciable basis allocated to buildings. Depreciation and amortization of the operating properties in the Prudential Property Transaction has been calculated on a straight-line basis using average useful lives of 35 years. The estimated general and administrative expenses relate to additional payroll and related costs that the Company expects to incur in the ongoing management of the properties in the Prudential Property Transaction. The Company's Unsecured Credit Facility bears variable interest at LIBOR plus 1.40% and unused facility fees of .25%. An increase or decrease of 0.125% (1 8%) in LIBOR will result in an annual increase or decrease in Pro Forma interest expense of approximately $210. Estimated interest expense on pro forma borrowings on the Company's Unsecured Credit Facility resulting from the Prudential Property Transaction is based upon average actual LIBOR rates of 5.61% and 5.45%, respectively, for the six months ended June 30, 1997 and the year ended December 31, 1996, as detailed in the following table.

                                                                          Six Months
                                                                              Ended            Year Ended
                                                                          June 30, 1997    December 31, 1996
                                                                          -------------    -----------------
Unsecured Credit Facility borrowings of $56,200 resulting
 from the Prudential Property Transaction at a LIBOR plus
 1.4% (7.01% during 1997 and 6.85% during 1996), net of
 reduced unused facility fees of .25%. . . . . . . . . . . . . . . .        $  1,898            $  3,709

Less interest capitalized on the portion of the capitalized
 costs allocated to land under development amounting to
 $13,721 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            (497)               (973)
                                                                            --------            --------
Net interest attributable to the Prudential Property
 Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $  1,401            $  2,736
                                                                            --------            --------
                                                                            --------            --------

3. Reflects the incremental revenues and expenses resulting from the Ameritech Transaction comprising the purchase of 22 warehouse/industrial properties and a participating mortgage secured by a seven-building industrial project for a total purchase price of $145,520 that, together with estimated acquisition costs of $2,295 results in total capitalized costs of $147,815. The Ameritech Transaction purchase price was financed by the issuance of 7,314,026 shares of the Company's Common Stock valued at $145,520 and accrued costs of $2,295. The incremental revenues and expenses reflect the historical operations attributable to the properties acquired in connection with the Ameritech Transaction for the six months ended June 30, 1997 and year ended December 31, 1996. Such historical results have been adjusted to reflect straight-line rents, interest expense and depreciation and amortization as if such transactions had occurred on January 1, 1996. Of the $147,815 purchase price related to the Ameritech Transaction, approximately $118,252 is the depreciable basis allocated to buildings. Depreciation and amortization of the properties in the Ameritech Transaction has been calculated on a straight-line basis using average useful asset lives of 35 years. The estimated general and administrative expenses relate to additional payroll and related costs that the Company expects to incur in the ongoing management of the properties in the Ameritech Transaction.

4. Concurrent with the closing of the Prudential Property Transaction, eight industrial properties located in the metropolitan area of New Orleans, Louisiana and five industrial properties located in the metropolitan area of Jacksonville, Florida were directly conveyed in a simultaneous sale by the Company to EastGroup for a total sales price of $49,710. EastGroup's consideration for the EastGroup Properties was cash of $4,710 (applied to paydown the Unsecured Credit Facility) and a mortgage note in favor of the Company in the amount of $45,000. The mortage note recievable is secured by the EastGroup Properties, requires monthly, interest-only payments computed on the basis of an annual interest rate of 9.25%, and matures on December 31, 1997. The pro forma adjustments for the Property Conveyances Transaction reflect the elimination of the operating results of the EastGroup Properties, a reduction in interest expense reflecting the paydown of the Unsecured Credit Facility using the cash proceeds from the sale and recognition of the interest income on the mortgage note receivable from EastGroup.

5. Reflects the net increase in interest expense associated with the September 23, 1997 amendment and restatement of the Unsecured Credit Facility which provided for the following: (i) an increase of the borrowing limit from $150,000 to $250,000 (resulting in increased amortization of loan commitment fees amounting to $108 and $216 for the six months ended June 30, 1997 and year ended December 31, 1996, respectively) and (ii) a decrease in the interest rate spread over LIBOR from 1.40% to 1.30% (resulting in reduced interest expense amounting to $53 and $105 for the six months ended June 30, 1997 and year ended December 31, 1996, respectively).

6. Per share amounts reflect approximately 1,915,820 shares to be issued for the Portfolio Acquisitions, and the dilutive effects of stock options granted by the Company to its directors and officers pursuant to its stock plan, warrants issued in connection with the Merger and shares to be issued pursuant to a stock option agreement with one of its stockholders, aggregating to 501,039 and 371,069 additional shares of common stock for the six months ended June 30, 1997 and year ended December 31, 1996, respectively.

7. Pro Forma taxable income for the twelve months ended June 30, 1997 is approximately $33 million.

                           MERIDIAN INDUSTRIAL TRUST, INC.
                     HISTORICAL AS ADJUSTED FINANCIAL INFORMATION
                 (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


BACKGROUND

     The accompanying unaudited historical as adjusted condensed consolidated balance sheet as of June 30, 1997 has been prepared to reflect (i) the post-June 30, 1997 acquisition of three operating properties and development of properties under construction, (ii) the completed acquisition in 1997 of a portfolio comprising seven warehouse/industrial properties and the acquisition of another portfolio comprising five warehouse/industrial (collectively referred to as the "Portfolio Acquisitions"), as if such transactions had occurred on June 30, 1997.

     The historical as adjusted condensed consolidated statement of operations information for the six months ended June 30, 1997 has been prepared to reflect
(i) the incremental effect of the nine individual properties acquired during 1997 (the "1997 Individual Acquired Properties"), (ii) the incremental effect of the Portfolio Acquisitions, (iii) the incremental effect of properties sold during 1997 (the "1997 Property Sales"), and (iv) the April 1997 restructuring (the "April 1997 Restructing") of the Company's revolving bank credit agreement (the "Unsecured Credit Facility"), as if such transactions had occurred on January 1, 1996.

     The historical as adjusted condensed consolidated statement of operations for the year ended December 31, 1996 has been prepared to reflect (i) the incremental effect of the 1997 Individual Acquired Properties and properties acquired by the Company during 1996 (collectively, the "1996 and 1997 Acquired Properties"); (ii) the incremental effect of the Portfolio Acquisitions,
(iii) the incremental effect of the 1997 Property Sales and those properties sold by the Company during 1996 (collectively, the "1996 and 1997 Property Sales"); (iv) the incremental effect of debt paydowns during 1996 with the proceeds from the Company's two 1996 Common Stock offerings (the "1996 Offerings"); (v) the April 1997 Restructuring; (vi) the respective historical results of the three companies (the "Merged Trusts") that were merged into the Company on February 23, 1996 (the "Merger") and the acquisition of certain net assets (the assets acquired and the transaction are referred to herein as the "Trust '83 Properties" and the "Asset Purchase", respectively) that occurred concurrent with the Merger for the period from January 1, 1996 to February 23, 1996 (i.e., prior to the Merger and Asset Purchase); and (vii) the respective effects of the Merger and the retirement of certain indebtedness concurrent with the Merger using the net proceeds from the issuance of the Company's preferred stock and the availability of the Unsecured Credit Facility (referred to collectively as the "Refinancing") on the historical results of the Merged Trusts and the Trust '83 Properties for the period from January 1, 1996 to February 23, 1996; to reflect the post-Merger activities of the Company as if such transactions had occurred on January 1, 1996. The Merger, Asset Purchase and Refinancing each closed concurrently on February 23, 1996.

     These unaudited historical as adjusted condensed consolidated statements should be read in connection with the respective historical financial statements and notes thereto included elsewhere in this report. In the opinion of management, the historical as adjusted condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the Merger, Asset Purchase, Refinancing, the 1996 and 1997 Acquired Properties, the 1996 and 1997 Property Sales, the 1996 Offerings, and the April 1997 Restructuring.

     The historical as adjusted condensed consolidated financial information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transactions reflected therein had been consummated in the period presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods.

                           MERIDIAN INDUSTRIAL TRUST, INC.
             HISTORICAL AS ADJUSTED CONDENSED CONSOLIDATED BALANCE SHEET
                                 AS OF JUNE 30, 1997
                          (UNAUDITED, DOLLARS IN THOUSANDS)

                                                                          Individual
                                                                           Property            Portfolio
                                                      Historical       Acquisitions and       Acquisitions        Historical As
                                                           (1)           Development (2)           (3)              Adjusted
                                                       -----------     ----------------       ------------      --------------
ASSETS
Investments in real estate, net                       $  382,170         $    25,045          $   65,005         $   472,220
Cash and cash equivalents                                  2,095                   -                   -               2,095
Restricted cash                                            1,998                   -                   -               1,998
Other Assets                                              12,773                   -                   -              12,773
                                                      ----------         -----------          ----------         -----------
                                                      $  399,036         $    25,045          $   65,005         $  489,086
                                                      ----------         -----------          ----------         -----------
                                                      ----------         -----------          ----------         -----------
LIABILITIES
Mortgage loans                                        $   82,508         $         -          $        -         $    82,508
Unsecured credit facility                                 60,500              25,000              26,420             111,920
Other liabilities                                         12,919                  45                   -              12,964
                                                      ----------         -----------          ----------         -----------
    Total Liabilities                                    155,927              25,045              26,420             207,392
                                                      ----------         -----------          ----------         -----------

MINORITY INTEREST                                          1,130                   -                   -               1,130
                                                      ----------         -----------          ----------         -----------

STOCKHOLDERS'  EQUITY
Common stock and preferred stock                              16                   -                   2                  18
Additional paid-in capital                               243,770                   -              38,583             282,353
Distributions in excess of income                         (1,807)                  -                   -              (1,807)
                                                      ----------         -----------          ----------         -----------
         Total Stockholders' Equity                      241,979                   -              38,585             280,564
                                                      ----------         -----------          ----------         -----------
                                                      $  399,036         $    25,045          $   65,005         $   489,086
                                                      ----------         -----------          ----------         -----------
                                                      ----------         -----------          ----------         -----------

                           MERIDIAN INDUSTRIAL TRUST, INC.

                           NOTES TO HISTORICAL AS ADJUSTED
                         CONDENSED CONSOLIDATED BALANCE SHEET

                                 AS OF JUNE 30, 1997

                (unaudited, dollars in thousands, except share data)

1. Reflects the historical condensed consolidated balance sheet of the Company as of June 30, 1997.

2. Reflects the post-June 30, 1997 purchase of three operating properties at an aggregate cost of approximately $19,514. The purchase of these three operating properties was funded with draws on the Company's Unsecured Credit Facility of approximately $19,469, together with accrued costs of approximately $45.

    Also, reflects the development and construction costs incurred by the Company subsequent to June 30, 1997 of approximately $5,531 in connection with development of properties under construction. Costs associated with these development properties under construction were funded with borrowings on the Company's Unsecured Credit Facility.

3. Reflects the Portfolio Acquisitions comprising the purchase of two portfolios consisting of seven warehouse/industrial properties and five warehouse/industrial properties, respectively. The total purchase price of $64,430 for the Portfolio Acquisitions together with estimated closing costs of $575 results in total capitalized costs of $65,005. The Portfolio Acquisitions purchase price will be financed by the issuance of approximately 1,915,820 shares of the Company's Common Stock valued at $38,585, with the balance of the purchase price and acquisition costs funded by borrowings on the Company's Unsecured Credit Facility in the amount of $26,420. The number of shares of Common Stock to be issued by the Company is based upon a negotiated value per share of $20.14. The Portfolio Acquisitions not subject to the approval of the Company's stockholders.

                           MERIDIAN INDUSTRIAL TRUST, INC.
        HISTORICAL AS ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE SIX MONTHS ENDED JUNE 30, 1997
                     (UNAUDITED, IN THOUSANDS, EXCEPT SHARE DATA)

                                                           Individual
                                                           Property       Portfolio      Property     April 1997
                                            Historical     Acquisitions   Acquisitions  Dispositions Restructuring  Historical As
                                             MIT (1)          (2)            (3)            (4)          (5)           Adjusted
                                            ----------     ------------   ------------  ------------ -------------  -------------
REVENUES
 Rental revenues                           $    24,564         $  3,250     $  3,795           (635)   $        -     $    30,974
 Interest and other income                         304                -            -            (63)            -             241
                                           -----------         --------     --------     ----------    ----------     -----------
      Total Revenue                             24,868            3,250        3,795           (698)            -          31,215
                                           -----------         --------     --------     ----------    ----------     -----------

 OPERATING EXPENSES
 Property operating costs                        2,042              352          268           (198)            -           2,464
 Real estate taxes                               3,393              350          352           (118)            -           3,977
 Interest expense                                3,784            2,269          950           (290)         (222)          6,491
 General and administrative                      2,501                -            -              -             -           2,501
 Depreciation and amortization                   4,216              588          743           (114)            -           5,433
                                           -----------         --------     --------     ----------    ----------     -----------
      Total operating expenses                  15,936            3,559        2,313           (720)         (222)         20,866
                                           -----------         --------     --------     ----------    ----------     -----------

 Income before gain on sale of properties        8,932             (309)       1,482             22           222          10,349
 Loss on sale of properties                       (448)               -            -              -             -            (448)
                                           -----------         --------     --------     ----------    ----------     -----------
 Income before Extraordinary Item                8,484             (309)       1,482             22           222           9,901
 Series B preferred dividends                   (1,409)               -            -              -             -          (1,409)
                                           -----------         --------     --------     ----------    ----------     -----------

 Income before extraordinary items
  allocable to common                      $     7,075         $   (309)    $  1,482     $       22    $      222     $     8,492

                                           -----------         --------     --------     ----------    ----------     -----------
                                           -----------         --------     --------     ----------    ----------     -----------

 Income before extraordinary items per
  common share                             $      0.50                      $   0.77                                  $      0.53
                                           -----------                      --------                                  -----------
                                           -----------                      --------                                  -----------

 Weighted average common
      shares outstanding                    14,104,715                                                                 16,020,535
                                           -----------                                                                -----------
                                           -----------                                                                -----------

                           MERIDIAN INDUSTRIAL TRUST, INC.

                           NOTES TO HISTORICAL AS ADJUSTED
                    CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE SIX MONTHS ENDED JUNE 30, 1997
                 (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

1. Reflects the historical condensed consolidated statement of operations of Company for the six months ended June 30, 1997.

2. Reflects the incremental effect on the Company's operations of the 1997 Individual Acquired Properties comprising nine properties that the Company acquired during 1997 as if the properties had been acquired January 1, 1996. Also, reflects the capitalization of interest on the Development Properties. Depreciation expense on the 1997 Acquired Properties has been calculated on a straight-line basis using average useful lives of 35 years. The incremental effect on revenues from the 1997 Individual Acquired Properties reflects the incremental revenues from property purchases consummated during 1997 comprising the historical operating results of four property acquisitions, as well as five additional properties purchased during the period, each of which have been adjusted for the straight-line rent effect as if such properties had been acquired by the Company on January 1, 1996. The 1997 Acquired Properties and the development of properties under construction were funded by the assumption of two separate mortgage loans in combined principal amount of $16,414 and a weighted average interest rate of 8.02%, with the balance funded by draws on the Unsecured Credit Facility. A summary of the interest adjustment components relating to the 1997 Acquired Properties and development of properties under construction is as follows:


       Mortgages assumed in combined principal amount of $16,414 and
        a weighted average interest rate of 8.02%. . . . . . . . . .   $  614

       Unsecured Credit Facility borrowings at a pre-restructuring rate of LIBOR plus 1.7% or 7.19%, net of reduced unused
        facility fees of .25%. . . . . . . . . . . . . . . . . . . .    1.655
                                                                       -------
       Total adjustment. . . . . . . . . . . . . . . . . . . . . . .   $2,269
                                                                       -------
                                                                       -------

3. Reflects the incremental revenues and expenses resulting from the Portfolio Acquisitions comprising the purchase of seven warehouse/industrial properties and of two part folios consisting of five warehouse/industrial properties, respectively. The total purchase price of $64,430 for the Portfolio Acquisitions together with estimated closing costs of $575 results in total capitalized costs of $65,005. The Portfolio Acquisitions purchase price will be financed by the issuance of approximately 1,915,820 shares of the Company's Common Stock valued at $38,585, with the balance of the purchase price and acquisition costs funded by borrowings on the Company's Unsecured Credit Facility in the amount of $26,420. Depreciation and amortization of the properties in the Portfolio Acquisitions has been calculated on a straight line basis and is based upon estimated asset lives of 35 years and a depreciable basis of approximately $52,004. Estimated interest expense on as adjusted borrowings on the Company's Unsecured Credit Facility resulting from the Portfolio Acquisitions is based upon variable interest at LIBOR plus 1.70% or 7.15% (average actual LIBOR rates of 5.49% for the six months ended June 30, 1997) and amounts to approximately $950. An increase or decrease of 0.125% ( 1 8%) in LIBOR will result in a six month increase or decrease in historical as adjusted interest expense of approximately $70.

4. Reflects the elimination of the effects on the Company's operations from the 1997 Property Sales. The 1997 Property Sales result in a net loss on sale of $448 and comprise five property sales. The 1997 Property Sales result in net proceeds to the Company of $11,368 which are reflected as paydowns on the Unsecured Credit Facility, resulting in a reduction in interest expense on the Unsecured Credit Facility of $290.

5. Reflects the net reduction in interest as a result of the April 1997 Restructuring. The April 1997 Restructuring provided for: (i) an increase of the borrowing limit to $150,000 (previously $75,000), (ii) a decrease in the interest rate spread over LIBOR to 1.40% (previously LIBOR plus 1.70%), and (iii) an extension of the maturity date to April 3, 2000 (previously February 26, 1998). In connection with the April 1997 Restructuring, the Company recognized an extraordinary loss of approximately $808 comprising
    (i) the write-off of previously deferred financing fees related to the old facility of approximately $283 and (ii) fees paid to the lenders of approximately $525. In addition, the Company incurred and recorded as deferred financing fees other financing costs relating to the April 1997 Restructuring of approximately $200. The net reduction in interest expense for the six months ended June 30, 1997 as a result of the April 1997 Restructuring comprises the following:


       Reduction of interest rate from LIBOR plus 1.70% to LIBOR
        plus 1.40% (based upon historical as adjusted outstanding
        principal of $111,920) . . . . . . . . . . . . . . . . . . .    $(168)

       Reduction in loan fee amortization due to write-off of
        previously capitalized loan fees . . . . . . . . . . . . . .     (182)

       Amortization of loan fees on restructured facility. . . . . .       34

       Increase in unused facility fees due to increase borrowing
        limit to $150,000. . . . . . . . . . . . . . . . . . . . . .       94
                                                                        ------
       Net reduction . . . . . . . . . . . . . . . . . . . . . . . .    $(222)
                                                                        ------
                                                                        ------

                           MERIDIAN INDUSTRIAL TRUST, INC.
        HISTORICAL AS ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                         FOR THE YEAR ENDED DECEMBER 31, 1996
                     (UNAUDITED, IN THOUSANDS, EXCEPT SHARE DATA)

                                                       January 1, 1996 to February 23, 1996
                                                 ------------------------------------------------
                                                                                    Historical As
                                                 Merged Trusts          Merger        Adjusted                   Post-Merger
                                                 Historical          Transactions      Merged      Historical     Individual
                                                 Combined (1)            (2)           Trusts      MIT (3)      Acquisitions (4)
                                                 -------------       ------------   -------------  ----------   ----------------
 REVENUES
 Rental revenues                                     $   4,997           $    785        $  5,782   $  34,465          $  14,748
 Interest and other income                                 161                  1             162         576                  -
                                                     ---------           --------        --------   ---------          ---------
      Total Revenue                                      5,158                786           5,944      35,041             14,748
                                                     ---------           --------        --------   ---------          ---------

 OPERATING EXPENSES
 Property operating costs                                  912                (92)            820       3,821              1,227
 Real estate taxes                                         812                 79             891       4,769              1,560
 Interest expense                                        1,506               (375)          1,131       6,065             12,809
 General and administrative                              1,162               (452)            710       4,273                  -
 Depreciation and amortization                           1,308               (624)            684       4,952              3,162
                                                     ---------           --------        --------   ---------          ---------
      Total operating expenses                           5,700             (1,464)          4,236      23,880             18,758
                                                     ---------           --------        --------   ---------          ---------

 Income (loss) before gain on sale of properties
  and extraordinary items                                 (542)             2,250           1,708      11,161             (4,010)
 Gain on sale of properties                                  -                  -               -       3,313                  -
                                                     ---------           --------        --------   ---------          ---------
 Income (loss) before extraordinary items                 (542)             2,250           1,708      14,474             (4,010)
 Series B preferred dividends                                -               (406)           (406)     (2,412)                 -
                                                     ---------           --------        --------   ---------          ---------

 Income (loss) before extraordinary items
  allocable to common                                $    (542)          $  1,844        $  1,302   $  12,062          $  (4,010)
                                                     ---------           --------        --------   ---------          ---------
                                                     ---------           --------        --------   ---------          ---------

                                                 Post-Merger
                                                   Portfolio    Post-Merger       1996       April 1997       Historical
                                                 Acquisitions   Dispostions    Offerings   Restructuring     As Adjusted
                                                      (5)           (6)            (7)          (8)              MIT
                                                 ------------   -----------    ---------   -------------     -----------
 REVENUES
 Rental revenues                                     $  7,464     $  (5,601)    $      -          $    -      $   56,858
 Interest and other income                                  -             -            -               -             738
                                                     --------     ---------     --------          ------      ----------
      Total Revenue                                     7,464        (5,601)           -               -          57,596
                                                     --------     ---------     --------          ------      ----------
 OPERATING EXPENSES
 Property operating costs                                 563        (1,016)           -               -           5,415
 Real estate taxes                                        699          (755)           -               -           7,164
 Interest expense                                       1,889        (2,773)      (4,713)           (364)         14,044
 General and administrative                                 -             -            -               -           4,983
 Depreciation and amortization                          1,486          (669)           -               -           9,615
                                                     --------     ---------     --------          ------      ----------
      Total operating expenses                          4,637        (5,213)      (4,713)           (364)         41,221
                                                     --------     ---------     --------          ------      ----------

 Income (loss) before gain on sale of
   properties and extraordinary items                   2,827          (388)       4,713             364          16,375
 Gain on sale of properties                                 -             -            -               -           3,313
                                                     --------     ---------     --------          ------      ----------
 Income (loss) before extraordinary items               2,827          (388)       4,713             364          19,688
 Series B preferred dividends                               -             -            -               -          (2,818)
                                                     --------     ---------     --------          ------      ----------

 Income (loss) before extraordinary items
   allocable to common                               $  2,827       $  (388)    $  4,713          $  364      $   16,870
                                                     --------     ---------     --------          ------      ----------
                                                     --------     ---------     --------          ------      ----------

 Net income per common share                                                                                  $     1.06
                                                                                                              ----------
                                                                                                              ----------
 Weighted average common
    shares outstanding                                                                                        15,882,452
                                                                                                              ----------
                                                                                                              ----------

                         MERIDIAN INDUSTRIAL TRUST, INC.

                         NOTES TO HISTORICAL AS ADJUSTED
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                        FOR YEAR ENDED DECEMBER 31, 1996
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

1. Reflects the historical operations of the Merged Trusts for the period from January 1, 1996 to the Merger date of February 23, 1996.

2. Reflects adjustments relating to the Merger, Asset Purchase, and Refinancing comprising (i) adjustments for the historical operations of the Trust '83 Properties for the period from January 1, 1996 to the Merger date of February 23, 1996; (ii) the incremental effects of purchase accounting as a result of the Merger, together with certain cost adjustments, which result in a decrease in the historical expenses of the Merged Trusts comprising: (a) a reduction of depreciation expense of $832 resulting from a reduction in the historical basis of the investment in real estate relating to the purchase accounting to record the Merger (Historical As Adjusted Merged Trusts depreciation expense has been calculated on a straight line basis using average useful lives of 35 years) and (b) a decrease in general and administrative expenses of $760 comprising a decrease in general and administrative expenses allocated to property operating costs of $308 and a decrease in corporate office costs of $452 (the reduction reflects a decrease in personnel costs, including salaries and benefits and a reduction in other administrative expenses, including accounting, legal and occupancy costs); and (iii) the pay down and retirement of $59,983 of the Company's debt using certain proceeds from
     (a) the $35,000 issuance of the Company's preferred stock completed concurrent with the Asset Purchase and (b) $26,505 in borrowings on the Company's Unsecured Credit Facility as detailed below:

                                            Merger     Asset Purchase   Refinancing
                                          Adjustments    Adjustments    Adjustments      Total
                                          -----------    -----------    -----------      -----
     Revenues. . . . . . . . . . . . . .   $     0          $ 786          $   0        $   786
                                           -------          -----          -----        -------
     Property operations . . . . . . . .      (308)           216              0            (92)
     Real estate taxes . . . . . . . . .         0             79              0             79
     Interest expense. . . . . . . . . .         0            234           (609)          (375)
     General and administrative. . . . .      (452)             0              0           (452)
     Depreciation and amortization . . .      (832)           208              0           (624)
                                           -------          -----          -----        -------
     Total operating expenses. . . . . .    (1,592)           737           (609)        (1,464)
                                           -------          -----          -----        -------
     Net income, before dividends. . . .     1,592             49            609          2,250
     Series B preferred dividends. . . .         0              0           (406)          (406)
                                           -------          -----          -----        -------
     Net Income. . . . . . . . . . . . .   $ 1,592          $  49          $ 203        $ 1,844
                                           -------          -----          -----        -------
                                           -------          -----          -----        -------

3. Represents the historical condensed consolidated statement of operations of the Company for the year ended December 31, 1996. Prior to February 23, 1996, the Company had no operations other than interest on its investments and general and administrative expenses.

4. Reflects the incremental effect on the Company's operations of the 1996 and 1997 Individual Acquired Properties comprising eight separate property purchases in 1996 and nine separate property purchases in 1997. Depreciation expense on the 1996 and 1997 Individual Acquired Properties has been calculated on a straight-line basis using average useful lives of 35 years. The incremental effect on revenues from the 1996 and 1997 Individual Acquired Properties (the "Post-Merger Individual Acquisitions") reflects incremental revenues from property purchases consummated during 1996 and 1997 comprising the historical operating results of four property acquisitions, as well as thirteen additional properties purchased during the period, each of which have been adjusted for the straight-line rent effect as if such properties had been acquired by the Company on January 1, 1996. The 1996 and 1997 Individual Acquired Properties and the Company's development activities were funded by the assumption of two separate mortgage loans in combined principal amount of $16,414 and a weighted average interest rate of 8.02%, with the balance funded by draws on the Unsecured Credit Facility. A summary of the interest adjustment components relating to the 1996 and 1997 Acquired Properties and development activities is as follows:


     Mortgages assumed in combined principal amount of $16,414 and
       a weighted average interest rate of 8.02% . . . . . . . . . . .   $1,321
     Unsecured Credit Facility borrowings at a pre-restructuring rate of LIBOR plus 1.7% or 7.19%, net of reduced unused
       facility fees of .25% . . . . . . . . . . . . . . . . . . . . .   12,422
     Less interest capitalized on development activities . . . . . . .     (934)
                                                                        -------
     Total adjustment. . . . . . . . . . . . . . . . . . . . . . . . .  $12,809
                                                                        -------
                                                                        -------

5. Reflects the incremental revenues and expenses resulting from the Portfolio Acquisitions comprising the purchase of seven warehouse/industrial properties and five warehouse/industrial properties, respectively. The total purchase price of $64,430 for the Portfolio Acquisitions together with estimated closing costs of $575 results in total capitalized costs of $65,005. The Portfolio Acquisitions purchase price will be financed by the issuance of approximately 1,195,820 shares of the Company's Common Stock valued at $38,585, with the balance of the purchase price and acquisition costs funded by borrowings on the Company's Unsecured Credit Facility in the amount of $26,420. Depreciation and amortization of the properties in the Portfolio Acquisitions has been calculated on a straight-line basis and is based upon estimated assets lives of 35 years and a depreciable basis of approximately $52,004. Estimated interest expense on as adjusted borrowings on the Company's Unsecured Credit Facility resulting from the Portfolio Acquisitions is based upon variable interest at LIBOR plus 1.70% or 7.15% (average actual LIBOR rates of 5.45% for the year ended December 31, 1996) and amounts to approximately $1,889. An increase or decrease of 0.125% (1/8%) in LIBOR will result in an annual increase or decrease in historical as adjusted interest expense of approximately $140.

6. Reflects the elimination of the effects on the Company's operations from the 1996 and 1997 Property Sales. Property sales in 1996 comprised 14 properties which, after closing costs, escrow holdback, early release of funds and pro-rated items totaling $1,975, resulted in net proceeds to the Company totaling $31,447 which were used to pay down borrowings on the Unsecured Credit Facility. The Company recorded a gain on sale of $3,313 in connection with the property sales occurring in 1996. The 1997 Property Sales result in a net loss on sale of $448 and comprise five property sales during the six months ended June 30, 1997. The 1997 Property Sales result in net proceeds to the Company of $11,368 which are reflected as paydowns on the Unsecured Credit Facility. The 1996 and 1997 Property Sales result in adjustment to the 1996 historical interest expense of $2,773 as a result of reduced principal outstanding on the Unsecured Credit Facility.

7. Reflects the total reduction to the historically reported interest expense of the Merged Trusts and the Company as a result of the 1996 Offerings comprising (i) the incremental effect of the Company's issuance of 1,500,000 shares of Common Stock that closed on April 3, 1996 (the "April Offering") providing net proceeds of approximately $23,200 that, together with cash on hand were used to repay as adjusted borrowings on the Company's Unsecured Credit Facility of approximately $26,505, and (ii) the incremental effect of the Company's issuance of 3,910,000 shares of Common Stock (3,400,000 shares initially issued on November 25, 1996 and 510,000 shares issued on December 23, 1996, collectively referred to as the "Second Offering"), resulting in net proceeds of $67,480 applied to repay as adjusted borrowing on the Unsecured Credit Facility. The estimated interest reduction total of $4,713 is based upon the pre-restructuring interest rate of LIBOR plus 1.7% (7.15%), unused credit facility fees of .25%, and reflects interest reduction attributable to the April Offering as $482 and the Second Offering as $4,231, respectively.

8. Reflects the net reduction in interest as a result of the April 1997 Restructuring. The April 1997 Restructuring provided for: (i) an increase of the borrowing limit to $150,000 (previously $75,000), (ii) a decrease in the interest rate spread over LIBOR to 1.40% (previously LIBOR plus 1.70%), and (iii) an extension of the maturity date to April 3, 2000 (previously February 26, 1998). In connection with the April 1997 Restructuring, the Company recognized an extraordinary loss of approximately $808 comprising
     (i) the write-off of previously deferred financing fees related to the old facility of approximately $283 and (ii) fees paid to the lenders of approximately $525. In addition, the Company incurred and recorded as deferred financing fees other financing costs relating to the April 1997 Restructuring of approximately $200. The net reduction in interest expense for the year ended December 31, 1996 as a result of the April 1997 Restructuring comprises the following:

     Reduction of interest rate from LIBOR plus 1.70% to LIBOR
       plus 1.40% (based upon historical as adjusted outstanding
       principal of $111,920). . . . . . . . . . . . . . . . . . . . .    $(336)
     Reduction in loan fee amortization due to write-off of
       previously capitalized loan fees. . . . . . . . . . . . . . . .     (283)
     Amortization of loan fees on restructured facility. . . . . . . .       67
     Increase in unused facility fees due to increase borrowing
       limit to $150,000 . . . . . . . . . . . . . . . . . . . . . . .      188
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     Net reduction . . . . . . . . . . . . . . . . . . . . . . . . . .    $(364)
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